Exhibit 10.7
CONSULTING AGREEMENT
THIS CONSULTING AGREEMENT (the “Agreement”) is made effective this                      day of                      (the “Effective Date”), between                     , an individual, whose address is                      (the “Consultant”), and National Credit Report.Com, LLC, a Florida limited liability company, whose principal place of business is located at 7700 Congress Avenue, Suite 3113, Boca Raton, Florida 33487 (the “Company”).
Recitals
WHEREAS, as a result of the sale of the membership units in the Company pursuant to the Securities Purchase Agreement, dated as of even date herewith, among IFTH Acquisition Corp. (“IFTH”), the Sellers (as such term is defined therein) and the Company (the “Acquisition”), the Company is in need of consulting assistance for operation of the Company post-Acquisition;
WHEREAS, the Consultant possesses considerable industry knowledge and experience that is valuable to the Company; and
WHEREAS, the Consultant has agreed to perform consulting work for the Company with respect to the operation of the Company post-Acquisition.
Agreement
NOW, THEREFORE, in consideration of the premises and mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of six (6) months from the Effective Date (the “Term”), unless otherwise terminated as provided herein. The Company may cancel this agreement on five (5) days prior written notice to Consultant, with or without cause.
2. Services. The Company retains Consultant to provide the following services (the “Services”) to the Company during the Term: (i) assist the Company on an as needed basis in securing a smooth transition of its business following the consummation of the Acquisition; and (ii) perform any and all executive duties related to Company business as and when requested by the Chief Executive Officer, President and Vice President of IFTH, including without limitation, assisting the Company with its operations, strategies, licenses, permits, employees, customers, vendors and governmental agency matters affecting the Company’s business. Notwithstanding the aforementioned, Consultant shall not be required to devote more that five (5) hours per week to the Services described above, all of which Services can be performed telephonically or by email and shall not require office attendance or travel.

3. Compensation. The Consultant shall be granted options to purchase                      shares of IFTH common stock (the “Options”) under the IFTH 2001 Flexible Stock Plan and will enter into a separate Stock Option Award Agreement, in the form substantially attached hereto as Exhibit A, in connection therewith. IFTH shall issue the Options to the Consultant as soon as administratively practicable following the effective date of this Agreement, the Options shall vest immediately and have an exercise price equal to $                    , provided that such exercise price shall be no less than the fair market value at the time of grant.
4. Independent Contractor.
a. For all purposes of this Agreement, and the transactions contemplated hereby, Consultant is and shall be deemed to be an independent contractor of the Company and Consultant shall not have the right, without the prior written consent of the Company, to enter into any agreement on behalf of the Company or any of its affiliates or to do any other act which may subject the Company or any of its affiliates to liability or obligate the Company or any of its affiliates in any manner whatsoever. Nothing in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between Consultant and the Company, (ii) to cause Consultant to be responsible in any way for the debts, liabilities or obligations of the Company, or (iii) to constitute Consultant as an employee, officer or agent of the Company.
b. The Consultant shall not use the service of any other person, entity or organization in the performance of the Consultant’s duties without the prior written consent of the Company. Should the Company consent to the Consultant’s use of the services of any other person, entity or organization, no information regarding the Services to be performed under this Agreement shall be disclosed to that person, entity or organization until such person, entity or organization has executed an agreement to protect the confidentiality of the Company’s Confidential Information (as defined below) and the Company’s absolute and complete ownership of all right, title and interest in the work performed under this Agreement.
5. Nature of Relationship. The nature of this Agreement is strictly civil, and is not intended by either of the parties hereto to establish an employer/employee relationship. Consultant shall not have any right to the labor benefits established for employees under an employer/employee relationship pursuant to the laws of Florida. The Company shall not be liable for withholding tax, social security, workmen’s compensation or other expense or liability attributable to an employer/employee relationship under Florida law.
6. Confidential Information. In performing his obligations under this Agreement, Consultant may have access to and receive certain Confidential Information (as defined below) about the Company and IFTH which must be kept in confidence. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, customer lists, business strategies, the names and addresses of prospective customers, procedures manuals, marketing plans, know-how, data, processes, techniques, programs, designs, finances and sales plans of the Company and IFTH, which either the Company or IFTH treat as Confidential Information. The scope of this section relating to confidentiality shall apply irrespective of the form or format of the information (whether oral, written, graphic, and whether recorded on paper, magnetic, electronic or other media) and irrespective of whether or not the material is marked “confidential” or “proprietary.” Confidential Information does not include information, which at the time of disclosure is in the public domain so long as the information was not disclosed by Consultant in violation of any obligation of confidentiality owed to the Company. Consultant agrees that all Confidential Information constitutes proprietary information and is therefore confidential in nature and shall be used only for the purpose of carrying out this Agreement and shall remain sole property of the Company. Consultant further agrees that he shall limit the dissemination of the Confidential Information to his employees, agents and/or representatives whose duties justify their need to know such Confidential Information, and then only provided that there is a clear understanding by such individuals of their need to maintain the confidential and proprietary nature of such information and to restrict its uses to the purposes specified herein and such person’s written agreement to abide by the terms of this Section 6. Consultant agrees that it shall remain responsible for any breaches of this Section 6 committed by any of his employees, agents or representatives. This Section 6 shall survive the expiration and termination of this Agreement and continue in full force and effect forever thereafter.
7. Return of Documents and Property. Upon the termination of the Consultant’s engagement with the Company or at any other time upon the request of the Company, the Consultant (or his heirs or personal representatives) (i) shall deliver to the Company all memoranda, disks, files, notes, records or other documents which contain or are based upon Confidential Information and shall not retain any copies thereof in any format or storage medium (including computer disk or memory) and (ii) use good faith efforts to purge from any computer system in his possession other than those owned by and returned to the Company, all computer files which contain or are based upon any Confidential Information and confirm such purging in writing to the Company.
8. Work Made for Hire; Inventions. The Consultant acknowledges that all original works of authorship that are created, conceived, developed or reduced to practice by or under the direction of the Consultant (solely or jointly with others) during the Term of this Agreement that directly relate to the present or anticipated business activities of the Company (whether or not during normal working hours, on the premises of the Company or using the Company’s equipment or Confidential Information), including, without limitation, any designs, forms, formulas, materials, products, deliverables, work product, developmental or experimental work, computer software programs (including, without limitation, images, text, source code, object code, html code and scripts), databases and other original works, and any upgrades, modifications or enhancements to the foregoing and any related patents, patent applications, copyrights, copyright applications and domain names (collectively referred to herein as the “Work Product”), are and shall remain the sole and exclusive property of the Company, and all right, title and interest therein shall vest in the Company and shall be deemed a “work made for hire”, as that term is defined in the United States Copyright Act. Unless otherwise agreed to in writing by the Company, nothing in this or any other agreement or in the course of dealing between the Consultant and the Company shall be construed to grant to the Consultant or his affiliates any ownership right, title or interest in or license to any of the Work Product. To the extent that title to any of such Work Product may not, by operation of law, vest in the Company, or any of such Work Product may not be considered to be “work made for hire”, all right, title and interest therein are hereby irrevocably assigned to the Company without limitation. All Work Product shall belong exclusively to the Company with the Company having the right to obtain and to hold in its own name copyright, patent and trademark registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof.

9. Indemnification.
a. The Consultant agrees that he shall indemnify and hold the Company free and harmless from any claims, liabilities, damages, losses, costs or expenses, including reasonable attorney’s fees, in respect of any claim, action, suit, proceeding, or demand, in law or in equity caused by the gross recklessness or intentional misconduct of the Consultant or any agent, employee, contractor or representative of the Consultant.
b. The Company agrees that it shall indemnify and hold the Consultant free and harmless from any claims, liabilities, losses, costs or expenses, including reasonably attorney’s fees, in respect of any claim, action, suit, proceeding, or demand, in law or in equity arising from the Consultant’s services or resulting from the work performed on behalf of the Consultant by any agent, employee, contractor or representative of the Consultant; provided however, that the Company shall not indemnify the Consultant if such claims, liabilities, losses, costs or expenses are directly or indirectly caused by the gross recklessness or intentional misconduct of the Consultant or any agent, employee, contractor or representative of the Consultant.
10. Survival; Injunctive Relief. The provisions of Sections 6 through 8 of this Agreement shall survive the expiration or termination of this Agreement as set forth therein, regardless of the circumstances or reasons for such termination, and inure to the benefit of the Company and its affiliates. The restrictions set forth in Sections 6 through 8 are considered to be reasonable for the purposes of protecting the business of the Company. The Company and Consultant acknowledge that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy to the Company if the covenants contained in Sections 6 through 8 were not complied with in accordance with their terms. Accordingly, Consultant agrees that the Company shall be entitled to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedy which may be available to the Company.
11. Consideration. Consultant acknowledges and recognizes the highly competitive nature of the business and the goodwill attributable to the Company. Consultant further acknowledges and recognizes that his agreement to adhere to the provisions and covenants in this Agreement, including without limitation Sections 6 through 8, constitutes a significant part of the consideration upon which the Company is relying in order to execute the Securities Purchase Agreement and consummate the transactions contemplated thereby.
12. Rules and Regulations. Consultant shall perform all of the Services in a professional manner, and in accordance with all applicable rules and regulations of any governmental agency having jurisdiction over the subject matter.
13. Notices. Any notice, consent, or other communication required by the terms of this Agreement shall be deemed to have been duly given if in writing and sent by certified or registered mail, return receipt requested, postage prepaid, or overnight carrier, charges prepaid and personally delivered to the parties at their respective addresses set forth above, or to such other address designated by a party in a notice complying with the provisions of this paragraph. All written communications sent in accordance with the provisions of this Section 13 shall be deemed to have been received upon receipt if personally delivered or three business days after the date of mailing or transmission by overnight carrier, as the case may be.

14. Entire Agreement; Amendment. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, proposal, negotiation or discussion relating thereto. No amendment or modification to the terms of this Agreement shall be effective unless in writing and signed by the parties hereto.
15. Assignment. Consultant recognizes and acknowledges that the Services are unique and personal. Consultant may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The Company shall have the right to assign this Agreement without the consent of Consultant. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.
16. Headings. The section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
17. No Waiver. No failure by either party to enforce or delay in enforcing any provision of this Agreement shall affect the right to enforce or operate as a waiver of such right or any other right under this Agreement by that party.
18. Governing Law/Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the internal laws (and not the laws of conflicts) of the State of Florida. The parties acknowledge that all of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in the State of Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement may be brought in the state or federal courts of record of the State of Florida in Palm Beach County; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in said state.
19. Attorneys’ Fees. If any legal action is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled.
20. Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
21. Counterparts. This Agreement may be executed in any number of counterparts, which may be by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Agreement is executed as of the date set forth above.

NATIONAL CREDIT REPORT.COM, LLC

By:

Name:

Title:

[Consultant]